Exhibit 99.1

DXC Technology Reports Second Quarter Fiscal Year 2025 Results

•Total revenue of $3.24 billion, down 5.7% (down 5.6% on an organic basis(1))
•Diluted earnings per share was $0.23 vs. $0.49 in the prior year quarter; Non-GAAP diluted earnings per share(2) was $0.93, up 32.9%
•EBIT margin of 3.4%, and adjusted EBIT(4) margin of 8.6%
•Increased the full year adjusted EBIT(4) margin guidance range by 50bps to 7.0% - 7.5%
•Increased the full-year non-GAAP diluted EPS(2) guidance range by $0.25 to $3.00-$3.25
•Increased full year free cash flow(3) guidance to approximately $550 million

ASHBURN, VA, November 7, 2024 – DXC Technology (NYSE: DXC) today reported results for the second quarter of fiscal year 2025.

"I am pleased to report another quarter of solid results, with adjusted EBIT margin and non-GAAP diluted EPS exceeding our guidance, and revenue coming in toward the high end of our range," said DXC Technology President and CEO, Raul Fernandez. "I'm proud of how our new leadership team has come together and the early momentum we've seen from our initiatives this year. While there’s more work ahead, particularly in our go-to-market initiatives, we’re focused on execution and building a solid foundation to support stronger performance going forward."

Financial Highlights - Second Quarter Fiscal Year 2025

•Total revenue was $3.24 billion, down 5.7% year-over-year (down 5.6% on an organic basis).(1)
•EBIT was $111 million, down 27.5% year-over-year with a corresponding margin of 3.4%. Adjusted EBIT(4) was $279 million, up 11.2% year-over-year, with a corresponding margin(4) of 8.6%.
•Diluted earnings per share was $0.23, down 53.1% year-over-year. Non-GAAP diluted earnings per share(2) was $0.93, up 32.9% year-over-year.
•Cash generated from operations was $195 million, down 21.4% year-over-year. Free cash flow(3) was $48 million in the second quarter of fiscal year 2025, as compared to $91 million in the second quarter of fiscal year 2024.
•Book to Bill ratio was 0.81x, flat year-over-year.

(1) Revenue growth on an organic basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates, adjusted for the impact of acquisitions and divestitures. A reconciliation of GAAP to non-GAAP measure are attached to this release.
(2) Non-GAAP diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to non-GAAP diluted per share is attached to this release.
(3) Free cash flow is a non-GAAP measure. Free cash flow is calculated by subtracting capital expenditures (Purchase of Property, Plant & Equipment, Transition and Transformation Contract Costs and Software Purchased or Developed) from cash flow from operations. Free cash flow for the second quarter of fiscal year 2025 is calculated by subtracting capital expenditures of $147 million from cash flow from operations of $195 million. Free cash flow for the second quarter of fiscal year 2024 is calculated by subtracting capital expenditures of $157 million from cash flow from operations of $248 million.
(4) Adjusted EBIT and Adjusted EBIT margin are non-GAAP measures. Reconciliations of GAAP Net Income to such measures are attached to this release.

Segment Highlights - Second Quarter Fiscal Year 2025

Global Business Services ("GBS")

•Revenue was $1.68 billion, down 1.9% year-over-year (down 1.6% on an organic basis)(1)
•Segment profit was $214 million, up 0.5% year-over-year, with a corresponding margin of 12.8%
•Book to Bill ratio of 0.90x, compared to 0.76x during the second quarter of fiscal 2024

Global Infrastructure Services ("GIS")

•Revenue from GIS was $1.56 billion, down 9.4% year-over-year (down 9.6% on an organic basis)(1)
•Segment profit was $129 million, up 27.7% year-over-year, with a corresponding margin of 8.2%
•Book to Bill ratio of 0.71x, compared to 0.87x during the second quarter of fiscal 2024

Full Year Fiscal 2025 and Third Quarter Fiscal Year 2025 Guidance

Full Year Fiscal 2025
•Total revenue in the range of $12.9 billion and $13.1 billion, a decline of 5.5% to 4.5% on an organic basis(1) compared to the prior guidance of a decline of 6.0% to 4.0%
•Adjusted EBIT margin(4) between 7.0% to 7.5%, compared to the prior guidance of 6.5% to 7.0%
•Non-GAAP diluted EPS(2) in the range of $3.00 to $3.25, compared to the prior guidance of $2.75 to $3.00
•Free Cash Flow(3) of approximately $550 million, up from the prior guidance of approximately $450 million

Third Quarter Fiscal 2025
•Total revenue in the range of $3.2 billion and $3.3 billion, a decline of 5.5% to 4.5% year-over-year on an organic basis(1)
•Adjusted EBIT margin(4) between 7.0% to 7.5%
•Non-GAAP Diluted EPS(2) in the range of $0.75 to $0.80

Additional metrics for the third quarter and full fiscal year 2025 guidance are presented in the table below.

Revenue	Q3 FY25 Guidance		FY25 Guidance
	Lower End	Higher End	Lower End	Higher End
YoY Organic Revenue %	(5.5)%	(4.5)%	(5.5)%	(4.5)%
Acquisition & Divestitures Revenues %	(0.1)%		(0.2)%
Foreign Exchange Impact on Revenues %	1.3%		0.2%
Others
Pension Income Benefit*	~$27		~$105
Net Interest Expense	~$20		~$80
Non-GAAP Tax Rate	~35%		~32%
Weighted Average Diluted Shares Outstanding	~184		~184
Restructuring & TSI Expense			~$275
Capital Lease / Asset Financing Payments			~$275
Foreign Exchange Assumptions	Current Estimate		Current Estimate
$/Euro Exchange Rate	$1.10		$1.10
$/GBP Exchange Rate	$1.31		$1.30
$/AUD Exchange Rate	$0.68		$0.67

*Pension benefit is split between Cost Of Services (COS) & Other Income:
Fiscal year 2025: Net pension benefit of $105 million; $50 million service cost in COS, $155 million pension benefit in Other income
Fiscal year 2024: Net pension benefit of $92 million; $53 million service cost in COS, $145 million pension benefit in Other income

DXC does not provide a reconciliation of non-GAAP measures that it discusses as part of its guidance because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of significant non-recurring items. Without this information, DXC does not believe that a reconciliation would be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss second quarter fiscal 2025 results at 5:00 p.m. ET November 7, 2024. The dial-in number for domestic callers is 888-330-2455. Callers who reside outside of the United States should dial +1-240-789-2717. The passcode for all participants is 4164760#. The webcast audio and any presentation slides will be available through a link posted on DXC Technology’s Investor Relations website.

A replay of the conference call will be available approximately two hours after the conclusion of the call until 11:59 PM ET on November 14, 2024, at 800-770-2030 for domestic callers and at +1-647-362-9199 for international callers. The replay passcode is 4164760#. A transcript of the conference call will be posted on DXC Technology’s Investor Relations website.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements
All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance. Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, divestitures, competitive position, growth opportunities, share repurchases, dividend payments, plans and objectives of management and other matters. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: our inability to succeed in our strategic objectives; the risk of liability, reputational damages or adverse impact to business due to service interruptions, from security breaches, cyber-attacks, other security incidents or disclosure of confidential information or personal data; compliance, or failure to comply, with obligations arising under new or existing laws, regulations, and customer contracts relating to the privacy, security and handling of personal data; our product and service quality issues; our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings; our inability to compete in certain markets and expand our capacity in certain offshore locations and risks associated with such offshore locations, such as the on-going conflict between Russia and Ukraine; failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs; difficulty in understanding the changes to our business model by financial or industry analysts or our failure to meet our publicly announced financial guidance; public health crises such as the COVID-19 pandemic; our indebtedness and potential material adverse effect on our financial condition and results of operations; the competitive pressures faced by our business; our inability to accurately estimate the cost of services, and the completion timeline of contracts; failure by us or third party partners to deliver on commitments or otherwise breach obligations to our customers; the risks associated with climate change and natural disasters; increased scrutiny of, and evolving expectations for, sustainability and environmental, social, and governance initiatives; our inability to attract and retain key personnel and maintain relationships with key partners; the risks associated with prolonged periods of inflation or current macroeconomic conditions, including the current decline in economic growth rates in the United States and in other countries, the possibility of reduced spending by customers in the areas we serve, the uncertainty related to our cost-takeout efforts, continuing unfavorable foreign exchange rate movements, and our ability to close new deals in the event of an economic slowdown; the risks associated with our international operations, such as risks related to currency exchange rates; our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands; our inability to achieve the expected benefits of our restructuring plans; our inadvertent infringement of third-party intellectual property rights or infringement of our intellectual property rights by third parties; our inability to procure third-party licenses required for the operation of our products and service offerings; risks associated with disruption of our supply chain; our inability to maintain effective disclosure controls and internal control over financial reporting; potential losses due to asset impairment charges; our inability to pay dividends or repurchase shares of our common stock; pending investigations, claims and disputes and any adverse impact on our profitability and liquidity; disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit; counterparty default risk in our hedging program; our failure to bid on projects effectively; financial difficulties of our customers and our inability to collect receivables; our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements; our inability to succeed in our strategic transactions; changes in tax rates, tax laws, and the timing and outcome of tax examinations; risks following the merger of Computer Sciences Corporation (“CSC”) and Enterprise Services business of Hewlett Packard Enterprise Company’s (“HPES”) businesses, including anticipated tax treatment, unforeseen liabilities, and future capital expenditures; risks following the spin-off of our former U.S. Public Sector business (the “USPS”) and its related mergers with Vencore Holding Corp. and KeyPoint Government Solutions in June 2018 to form Perspecta Inc. (including its successors and permitted assigns, “Perspecta”); volatility of the price of our securities, which is subject to market and other conditions. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and any updating information in subsequent SEC filings.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP diluted EPS, organic revenues, organic revenue growth, free cash flow, and non-GAAP tax rate.

We believe EBIT, adjusted EBIT, non-GAAP income before income taxes, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses as well as gains and losses on certain dispositions and certain tax adjustments.

We believe constant currency revenues provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars in the periods presented. See below for a description of the methodology we use to present constant currency revenues.

One category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS, incremental amortization of intangible assets acquired through business combinations, if included, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer-related intangible assets, from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS is impairment losses, which, if included, may result in a significant difference in period-over-period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts reflect generally an acceleration of what would be multiple periods of expense and are not expected to occur frequently. Further, assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

Selected references are made to revenue growth on an “organic basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures, thereby providing comparisons of operating performance from period to period of the business that we have owned during both periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. Organic revenue is calculated as constant currency revenue excluding the impact of mergers, acquisitions or similar transactions until the one-year anniversary of the transaction and excluding revenues of divestitures during the reporting period. This approach is used for all results where the functional currency is not the U.S. dollar. We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in both periods presented.

Free cash flow represents cash flow from operations, less capital expenditures. Free cash flow is utilized by our management, investors, and analysts to evaluate cash available to pay debt, repurchase shares, and provide further investment in the business.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies. Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-GAAP measures calculated by translating current period activity into U.S. Dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. Dollar.

# # #

Contact:

Roger Sachs, CFA, Investor Relations, +1-201-259-0801, roger.sachs@dxc.com
Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Revenues	$3,241	$3,436	$6,477	$6,882

Costs of services	2,427	2,633	4,953	5,352
Selling, general and administrative	353	328	654	655
Depreciation and amortization	329	361	655	705
Restructuring costs	42	35	81	55
Interest expense	69	78	141	144
Interest income	(51)	(53)	(102)	(102)
Loss on disposition of businesses	—	2	—	7
Other income, net	(21)	(76)	(66)	(140)
Total costs and expenses	3,148	3,308	6,316	6,676

Income before income taxes	93	128	161	206
Income tax expense	48	29	91	65
Net income	45	99	70	141
Less: net income attributable to non-controlling interest, net of tax	3	—	2	6
Net income attributable to DXC common stockholders	$42	$99	$68	$135

Income per common share:
Basic	$0.23	$0.49	$0.38	$0.66
Diluted	$0.23	$0.49	$0.37	$0.65

Weighted average common shares outstanding for:
Basic EPS	180.93	201.72	180.30	205.90
Diluted EPS	183.88	203.06	184.01	208.90

Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2024	March 31, 2024
Assets
Cash and cash equivalents	$1,245	$1,224
Receivables, net	3,104	3,253
Prepaid expenses	550	512
Other current assets	100	146
Assets held for sale	8	—
Total current assets	5,007	5,135

Intangible assets, net	1,981	2,130
Operating right-of-use assets, net	632	731
Goodwill	541	532
Deferred income taxes, net	908	804
Property and equipment, net	1,455	1,671
Other assets	2,961	2,857
Assets held for sale - non-current	19	11
Total Assets	$13,504	$13,871

Liabilities
Short-term debt and current maturities of long-term debt	$226	$271
Accounts payable	708	846
Accrued payroll and related costs	592	558
Current operating lease liabilities	250	282
Accrued expenses and other current liabilities	1,346	1,437
Deferred revenue and advance contract payments	703	866
Income taxes payable	172	134
Liabilities related to assets held for sale	7	—
Total current liabilities	4,004	4,394

Long-term debt, net of current maturities	3,825	3,818
Non-current deferred revenue	645	671
Non-current operating lease liabilities	420	497
Non-current income tax liabilities and deferred tax liabilities	562	556
Other long-term liabilities	812	869
Total Liabilities	10,268	10,805

Total Equity	3,236	3,066

Total Liabilities and Equity	$13,504	$13,871

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$70	$141
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	668	719
Operating right-of-use expense	160	181
Share-based compensation	48	47
Deferred taxes	(95)	(102)
Loss (gain) on dispositions	23	(39)
Provision for losses on accounts receivable	10	2
Unrealized foreign currency exchange (gain) loss	(2)	22
Impairment losses and contract write-offs	9	14
Other non-cash charges, net	3	—
Changes in assets and liabilities:
Decrease in assets	133	223
Decrease in operating lease liability	(160)	(181)
Decrease in other liabilities	(434)	(652)
Net cash provided by operating activities	433	375

Cash flows from investing activities:
Purchases of property and equipment	(89)	(108)
Payments for transition and transformation contract costs	(73)	(110)
Software purchased and developed	(178)	(141)
Proceeds from sale of assets	70	65
Other investing activities, net	12	10
Net cash used in investing activities	(258)	(284)

Cash flows from financing activities:
Borrowings of commercial paper	367	1,098
Repayments of commercial paper	(369)	(841)
Payments on finance leases and borrowings for asset financing	(165)	(231)
Taxes paid related to net share settlements of share-based compensation awards	(18)	(34)
Repurchase of common stock	(2)	(505)
Other financing activities, net	(2)	(8)
Net cash used in financing activities	(189)	(521)
Effect of exchange rate changes on cash and cash equivalents	38	(16)
Net increase (decrease) in cash and cash equivalents including cash classified within current assets held for sale	24	(446)
Cash classified within current assets held for sale	(3)	—
Net increase (decrease) in cash and cash equivalents	21	(446)
Cash and cash equivalents at beginning of year	1,224	1,858
Cash and cash equivalents at end of period	$1,245	$1,412

Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs generally include certain corporate function costs, stock-based compensation expense, pension and other post-retirement benefits (“OPEB”) actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GBS profit	$214	$213	$395	$405
GIS profit	129	101	243	189
All other loss	(64)	(63)	(135)	(125)
Subtotal	$279	$251	$503	$469
Interest income	51	53	102	102
Interest expense	(69)	(78)	(141)	(144)
Restructuring costs	(42)	(35)	(81)	(55)
Transaction, separation and integration-related costs	(15)	(3)	(22)	(4)
Amortization of acquired intangible assets	(89)	(89)	(176)	(178)
Merger related indemnification	—	(2)	—	(13)
Gains on dispositions	5	33	5	28
(Losses) gains on real estate and facility sales	(27)	—	(29)	6
Impairment losses	—	(2)	—	(5)
Income before income taxes	$93	$128	$161	$206

Segment profit margins
GBS	12.8%	12.5%	11.8%	11.9%
GIS	8.2%	5.8%	7.8%	5.4%

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes third party costs related to integration, separation, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions incurred within one year of such transactions closing, except for costs associated with related disputes, which may arise more than one year after closing.
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Merger related indemnification - in fiscal 2025, represents the Company’s current net estimate to HPE for a tax related indemnification; in fiscal 2024, represents the Company’s then current estimate of potential liability to HPE for a tax related indemnification.
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.
•Gains and losses on real estate and facility sales – gains and losses related to dispositions of real property.(1)
•Impairment losses – non-cash charges associated with the permanent reduction in the value of the Company’s assets (e.g., impairment of goodwill and other long-term assets including fixed assets and impairments to deferred tax assets for discrete changes in valuation allowances). Future discrete reversals of valuation allowances are likewise excluded.
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation and the impact of merger and divestitures. Income tax expense of all other (non-discrete) non-GAAP adjustments is based on the difference in the GAAP annual effective tax rate (AETR) and overall non-GAAP provision (consistent with the GAAP methodology).

(1) Starting in the fiscal quarter ended September 30, 2024, the Company’s reported non-GAAP financial results reflect an adjustment for gains and losses on real estate and facilities dispositions, which the Company’s current management believes are not reflective of the core operating performance of our business. For comparability purposes, historical non-GAAP financial measures set forth herein have been recast to reflect this change, which included gains on dispositions of real property of approximately $6 million during the six months ended September 30, 2023. For the fiscal years ended March 31, 2024 and March 31, 2023, the Company had gains on dispositions of real property of approximately $7 million and $21 million, respectively.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended September 30, 2024
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	(Gains) and Losses on Dispositions	(Gains) and Losses on Real Estate and Facility Sales	Tax Adjustment	Non-GAAP Results
Income before income taxes	$93	$42	$15	$89	$—	$(5)	$27	$—	$261
Income tax expense	48	9	3	20	5	1	6	(5)	87
Net income	45	33	12	69	(5)	(6)	21	5	174
Less: net income attributable to non-controlling interest, net of tax	3	—	—	—	—	—	—	—	3
Net income attributable to DXC common stockholders	$42	$33	$12	$69	$(5)	$(6)	$21	$5	$171

Effective Tax Rate	51.6%								33.3%

Basic EPS	$0.23	$0.18	$0.07	$0.38	$(0.03)	$(0.03)	$0.12	$0.03	$0.95
Diluted EPS	$0.23	$0.18	$0.07	$0.38	$(0.03)	$(0.03)	$0.11	$0.03	$0.93

Weighted average common shares outstanding for:
Basic EPS	180.93	180.93	180.93	180.93	180.93	180.93	180.93	180.93	180.93
Diluted EPS	183.88	183.88	183.88	183.88	183.88	183.88	183.88	183.88	183.88

	Six Months Ended September 30, 2024
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	(Gains) and Losses on Dispositions	(Gains) and Losses on Real Estate and Facility Sales	Tax Adjustment	Non-GAAP Results
Income before income taxes	$161	$81	$22	$176	$—	$(5)	$29	$—	$464
Income tax expense	91	16	4	35	5	1	7	(5)	154
Net income	70	65	18	141	(5)	(6)	22	5	310
Less: net income attributable to non-controlling interest, net of tax	2	—	—	—	—	—	—	—	2
Net income attributable to DXC common stockholders	$68	$65	$18	$141	$(5)	$(6)	$22	$5	$308

Effective Tax Rate	56.5%								33.2%

Basic EPS	$0.38	$0.36	$0.10	$0.78	$(0.03)	$(0.03)	$0.12	$0.03	$1.71
Diluted EPS	$0.37	$0.35	$0.10	$0.77	$(0.03)	$(0.03)	$0.12	$0.03	$1.67

Weighted average common shares outstanding for:
Basic EPS	180.30	180.30	180.30	180.30	180.30	180.30	180.30	180.30	180.30
Diluted EPS	184.01	184.01	184.01	184.01	184.01	184.01	184.01	184.01	184.01

	Three Months Ended September 30, 2023
(in millions, except per-share amounts)	As Reported	Restructuring costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	(Gains) and Losses on Dispositions	Impairment Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	$128	$35	$3	$89	$2	$(33)	$2	$—	$226
Income tax expense	29	8	1	19	1	(10)	—	35	83
Net income	99	27	2	70	1	(23)	2	(35)	143
Less: net income attributable to non-controlling interest, net of tax	—	—	—	—	—	—	—	—	—
Net income attributable to DXC common stockholders	$99	$27	$2	$70	$1	$(23)	$2	$(35)	$143

Effective Tax Rate	22.7%								36.7%

Basic EPS	$0.49	$0.13	$0.01	$0.35	$0.00	$(0.11)	$0.01	$(0.17)	$0.71
Diluted EPS	$0.49	$0.13	$0.01	$0.34	$0.00	$(0.11)	$0.01	$(0.17)	$0.70

Weighted average common shares outstanding for:
Basic EPS	201.72	201.72	201.72	201.72	201.72	201.72	201.72	201.72	201.72
Diluted EPS	203.06	203.06	203.06	203.06	203.06	203.06	203.06	203.06	203.06

	Six Months Ended September 30, 2023
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related indemnification	(Gains) and Losses on Dispositions	(Gains) and Losses on Real Estate and Facility Sales	Impairment Losses	Tax adjustment	Non-GAAP Results
Income before income taxes	$206	$55	$4	$178	$13	$(28)	$(6)	$5	$—	$427
Income tax expense	65	13	1	40	12	(10)	(2)	1	32	152
Net income	141	42	3	138	1	(18)	(4)	4	(32)	275
Less: net income attributable to non-controlling interest, net of tax	6	—	—	—	—	—	—	(4)	—	2
Net income attributable to DXC common stockholders	$135	$42	$3	$138	$1	$(18)	$(4)	$8	$(32)	$273

Effective Tax Rate	31.6%									35.6%

Basic EPS	$0.66	$0.20	$0.01	$0.67	$0.00	$(0.09)	$(0.02)	$0.04	$(0.16)	$1.33
Diluted EPS	$0.65	$0.20	$0.01	$0.66	$0.00	$(0.09)	$(0.02)	$0.04	$(0.15)	$1.31

Weighted average common shares outstanding for:
Basic EPS	205.90	205.90	205.90	205.90	205.90	205.90	205.90	205.90	205.90	205.90
Diluted EPS	208.90	208.90	208.90	208.90	208.90	208.90	208.90	208.90	208.90	208.90

The above tables serve to reconcile the non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Three Months Ended		Six Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Total revenue growth	(5.7)%	(3.6)%	(5.9)%	(5.4)%
Foreign currency	—%	(2.0)%	0.7%	(0.5)%
Acquisition and divestitures	0.1%	2.0%	0.2%	2.3%
Organic revenue growth	(5.6)%	(3.6)%	(5.0)%	(3.6)%

GBS revenue growth	(1.9)%	(0.2)%	(1.8)%	(1.7)%
Foreign currency	0.1%	(1.6)%	0.9%	(0.3)%
Acquisition and divestitures	0.2%	4.2%	0.3%	4.8%
GBS organic revenue growth	(1.6)%	2.4%	(0.6)%	2.8%

GIS revenue growth	(9.4)%	(6.8)%	(9.9)%	(8.7)%
Foreign currency	(0.2)%	(2.3)%	0.5%	(0.8)%
Acquisition and divestitures	—%	—%	—%	—%
GIS organic revenue growth	(9.6)%	(9.1)%	(9.4)%	(9.5)%

EBIT and Adjusted EBIT

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income	$45	$99	$70	$141
Income tax expense	48	29	91	65
Interest income	(51)	(53)	(102)	(102)
Interest expense	69	78	141	144
EBIT	111	153	200	248
Restructuring costs	42	35	81	55
Transaction, separation and integration-related costs	15	3	22	4
Amortization of acquired intangible assets	89	89	176	178
Merger related indemnification	—	2	—	13
Gains on dispositions	(5)	(33)	(5)	(28)
Losses (gains) on real estate and facility sales	27	—	29	(6)
Impairment losses	—	2	—	5
Adjusted EBIT	$279	$251	$503	$469

EBIT margin	3.4%	4.5%	3.1%	3.6%
Adjusted EBIT margin	8.6%	7.3%	7.8%	6.8%

Offerings Details

(in millions)	Q2 FY25	Q1 FY25	Q4 FY24	Q3 FY24	Q2 FY24
Consulting & Engineering Services	$1,281	$1,284	$1,321	$1,314	$1,323
Insurance Software & BPS	396	389	388	379	383
Cloud, ITO & Security	1,188	1,206	1,290	1,277	1,318
Modern Workplace	376	357	384	426	409
Subtotal	3,241	3,236	3,383	3,396	3,433
M&A and Divestitures	—	—	3	3	3
Total Revenues	3,241	3,236	3,386	3,399	3,436

Source: DXC Technology
Category: Investor Relations